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                                                   Exhibit 23(b)



                  [Letterhead of PricewaterhouseCoopers LLP]



                        CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Stockholders of Bethlehem Steel Corporation, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 27, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 25, 1999 relating to the financial statements, which appears in the Annual Report of the Savings Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies on Form 11-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
December 2, 1999